UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011

GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50549 (Commission File Number)	62-1715807 (IRS Employer Identification No.)
175 Toyota Plaza
7th Floor
Memphis, Tennessee 38103
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On June 1, 2011, GTx, Inc. (the “Company”) implemented a workforce reduction of 16 employees, including three non-executive officers of the Company, constituting approximately 15% of the Company’s workforce, impacting the Company’s commercial department and certain other departments of the Company. The Company notified employees affected by the workforce reduction on June 1, 2011. All affected employees will be eligible to receive severance payments and continuation of medical insurance under COBRA, and the affected officers also will be eligible for the acceleration of vesting of certain outstanding unvested stock options and an extension of the post-termination exercise period for their stock options. The Company is undertaking the workforce reduction in connection with its decision to discontinue development and commercialization of toremifene 80mg and 20mg. The Company expects to complete the workforce reduction by the end of June 2011.
     As a result of the workforce reduction, the Company estimates that it will record in the second quarter of 2011, a one-time compensation expense charge related to severance benefits of approximately $700,000 and a one-time, non-cash compensation expense charge related to amending the affected officers’ stock options of approximately $500,000. The severance related charge is expected to represent cash expenditures. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.
     This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the estimated charges for the workforce reduction, including estimated cash expenditures related to severance payments, and the timing for completion of the workforce reduction. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. The Company’s quarterly report on Form 10-Q filed with the SEC on May 9, 2011, contains under the heading, “Risk Factors,” a more comprehensive description of these and other risks to which the Company is subject. In addition, the Company’s workforce reduction costs may be greater than anticipated, and the workforce reduction and any future workforce or other expense reductions may have an adverse impact on the Company’s development activities and its ability to retain key personnel. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: June 1, 2011	By:	/s/ Henry P. Doggrell
Henry P. Doggrell,
Vice President, General Counsel/Secretary